Exhibit 99.1
Press Release

COSTCO WHOLESALE CORPORATION REPORTS THIRD QUARTER AND YEAR-TO-DATE OPERATING RESULTS FOR FISCAL 2025
ISSAQUAH, Wash., May 29, 2025 - Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced its operating results for the third quarter (twelve weeks) and the first 36 weeks of fiscal 2025, ended May 11, 2025.
Net sales for the quarter increased 8.0 percent, to $61.96 billion, from $57.39 billion last year. Net sales for the first 36 weeks increased 8.2 percent, to $185.48 billion, from $171.44 billion last year.
Comparable sales for the third quarter and first 36 weeks of fiscal 2025 were as follows:

	12 Weeks	12 Weeks	36 Weeks	36 Weeks
		Adjusted*		Adjusted*
U.S.	6.6%	7.9%	6.7%	7.9%
Canada	2.9%	7.8%	4.4%	8.3%
Other International	3.2%	8.5%	3.2%	8.7%
Total Company	5.7%	8.0%	5.9%	8.1%
E-commerce	14.8%	15.7%	16.4%	17.2%
*Excluding the impacts from changes in gasoline prices and foreign exchange.
Net income for the quarter was $1.90 billion, $4.28 per diluted share, compared to $1.68 billion, $3.78 per diluted share, last year. Net income for the first 36 weeks was $5.49 billion, $12.34 per diluted share, compared to $5.01 billion, $11.27 per diluted share, last year.
Costco currently operates 905 warehouses, including 624 in the United States and Puerto Rico, 109 in Canada, 41 in Mexico, 37 in Japan, 29 in the United Kingdom, 19 in Korea, 15 in Australia, 14 in Taiwan, seven in China, five in Spain, two in France, and one each in Iceland, New Zealand and Sweden. Costco also operates e-commerce sites in the U.S., Canada, the U.K., Mexico, Korea, Taiwan, Japan and Australia.
A conference call to discuss these results is scheduled for 2:00 p.m. (PT) today, May 29, 2025, and is available via a webcast on investor.costco.com (click on “Events & Presentations”).

Press Release

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, inflation or deflation, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health-care costs and wages), workforce interruptions, energy and certain commodities, geopolitical conditions (including tariffs), the ability to maintain effective internal control over financial reporting, regulatory and other impacts related to environmental and social matters, public-health related factors, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law. Comparable sales and comparable sales excluding impacts from changes in gasoline prices and foreign exchange are intended as supplemental information and are not a substitute for net sales presented in accordance with U.S. GAAP.

CONTACTS:    Costco Wholesale Corporation
Josh Dahmen, 425/313-8254
Andrew Yoon, 425/313-6305

COST-Earn

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
 (dollars in millions, except per share data)
(unaudited)

	12 Weeks Ended		36 Weeks Ended
	May 11, 2025	May 12, 2024	May 11, 2025	May 12, 2024
REVENUE
Net sales	$61,965	$57,392	$185,480	$171,440
Membership fees	1,240	1,123	3,599	3,316
Total revenue	63,205	58,515	189,079	174,756
OPERATING EXPENSES
Merchandise costs	54,996	51,173	164,849	152,770
Selling, general and administrative	5,679	5,145	17,188	15,743
Operating income	2,530	2,197	7,042	6,243
OTHER INCOME (EXPENSE)
Interest expense	(35)	(41)	(108)	(120)
Interest income and other, net	85	128	374	504
INCOME BEFORE INCOME TAXES	2,580	2,284	7,308	6,627
Provision for income taxes	677	603	1,819	1,614
NET INCOME	$1,903	$1,681	$5,489	$5,013
NET INCOME PER COMMON SHARE:
Basic	$4.29	$3.79	$12.36	$11.29
Diluted	$4.28	$3.78	$12.34	$11.27
Shares used in calculation (000s):
Basic	443,958	443,892	443,976	443,870
Diluted	444,762	444,828	444,846	444,662

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (amounts in millions, except par value and share data)
(unaudited)
Subject to Reclassification

	May 11, 2025	September 1, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,836	$9,906
Short-term investments	1,014	1,238
Receivables, net	2,875	2,721
Merchandise inventories	18,606	18,647
Other current assets	1,820	1,734
Total current assets	38,151	34,246
OTHER ASSETS
Property and equipment, net	30,582	29,032
Operating lease right-of-use assets	2,718	2,617
Other long-term assets	4,031	3,936
TOTAL ASSETS	$75,482	$69,831
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$19,820	$19,421
Accrued salaries and benefits	4,813	4,794
Accrued member rewards	2,583	2,435
Deferred membership fees	2,931	2,501
Other current liabilities	7,432	6,313
Total current liabilities	37,579	35,464
OTHER LIABILITIES
Long-term debt, excluding current portion	5,717	5,794
Long-term operating lease liabilities	2,463	2,375
Other long-term liabilities	2,598	2,576
TOTAL LIABILITIES	48,357	46,209
COMMITMENTS AND CONTINGENCIES
EQUITY
Preferred stock $0.005 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock $0.005 par value; 900,000,000 shares authorized; 443,519,000 and 443,126,000 shares issued and outstanding	2	2
Additional paid-in capital	8,148	7,829
Accumulated other comprehensive loss	(1,915)	(1,828)
Retained earnings	20,890	17,619
TOTAL EQUITY	27,125	23,622
TOTAL LIABILITIES AND EQUITY	$75,482	$69,831

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (amounts in millions)
(unaudited)
Subject to Reclassification

	36 Weeks Ended
	May 11, 2025	May 12, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,489	$5,013
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,652	1,531
Non-cash lease expense	208	220
Stock-based compensation	720	686
Other non-cash operating activities, net	(15)	(35)
Changes in working capital	1,414	966
Net cash provided by operating activities	9,468	8,381
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments	(573)	(1,007)
Maturities of short-term investments	786	1,441
Additions to property and equipment	(3,532)	(3,133)
Other investing activities, net	(24)	(7)
Net cash used in investing activities	(3,343)	(2,706)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of short-term borrowings	(635)	(637)
Proceeds from short-term borrowings	616	628
Proceeds from issuance of long-term debt	—	498
Tax withholdings on stock-based awards	(392)	(313)
Repurchases of common stock	(623)	(484)
Cash dividend payments	(1,030)	(8,527)
Financing lease payments and other financing activities, net	(118)	(113)
Net cash used in financing activities	(2,182)	(8,948)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(13)	(23)
Net change in cash and cash equivalents	3,930	(3,296)
CASH AND CASH EQUIVALENTS BEGINNING OF YEAR	9,906	13,700
CASH AND CASH EQUIVALENTS END OF PERIOD	$13,836	$10,404